Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2012 Q1 RESULTS

•	Record revenue of $138.2 million up 5% over first quarter 2011

•	Record EBITDA of $17.3 million up 55% over first quarter 2011

•	Record earnings from continuing operations per diluted common share of $0.08 versus a loss of $0.19 in first quarter 2011

LOUISVILLE, Ky. (May 7, 2012) – Churchill Downs Incorporated (CHDN: NASDAQ) (“Company”) today reported results for the first quarter ended March 31, 2012.

Due primarily to revenue growth of 20% within CDI’s Online Business segment, the Company’s net revenues from continuing operations for the first quarter of 2012 increased 5% to $138.2 from $131.6 million during the same period of the prior year.

CDI’s online wagering company, Twinspires.com, experienced a handle increase of 15.2% as compared to the prior-year period driven primarily by new customer growth. During the first quarter of 2012, total industry wagering on U.S. Thoroughbred races increased an average of 5.4% compared to the same period in 2011, according to statistics released by the Equibase Company.

Quarter-over-quarter EBITDA (earnings before interest, taxes, depreciation, and amortization) grew to $17.3 million, compared to EBITDA of $11.2 million during the first quarter of 2011. EBITDA from our Online business increased $2.9 million, or 38%.

Our Gaming Business segment EBITDA increased $2.9 million, or 16%, and benefitted from insurance recoveries, net of losses of $1.5 million, which reflects the settlement of our 2011 wind damage claim sustained at Harlow’s Casino Resort & Hotel (“Harlow’s.”) Additionally, Calder Casino received $0.8 million in proceeds for a non-recurring reimbursement of administrative expenses.

Net earnings from continuing operations for the period were $1.4 million, or $0.08 per diluted common share, compared to a net loss from continuing operations of $3.2 million, or $0.19 per diluted common share, during the first quarter of 2011.

CDI Chairman and Chief Executive Officer Robert L. Evans said the first quarter results show the positive effect the new business model is having:

“All three of our business segments, Racing, Gaming and Online, showed improved EBITDA performance in the first quarter leading to positive first quarter earnings from continuing operations. Historically, the seasonal nature of our racing operations resulted in losses for the quarter, but the diversification of our business model into our Gaming and Online Businesses has more than offset first quarter losses from Racing.

“While our first quarter results do not reflect the economics of Kentucky Oaks and Kentucky Derby, I have

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Churchill Downs Incorporated Reports 2012 First-Quarter Results

May 7, 2012

to mention the exciting week we just concluded starting with our Opening Night event on Saturday, April 28, and ending with an incredible Kentucky Derby on Saturday, May 5.

“Oaks Day attendance of 112,552 was the second-highest ever. Total all-sources handle on the Oaks Day card totaled a record $39.9 million, up 7% over 2011’s $37.5 million, the previous record.

“The Oaks and our Thursday night Taste of Derby event generated approximately $200,000 for our cancer and hunger charitable partners. These two events have generated over $700,000 in charitable contributions since we started the now famous Oaks “Pink Out” in 2009 and the Taste of Derby event in 2010.

“And then there was the Kentucky Derby; pick a record and we probably set it this year. Attendance was a record 165,307, up from the previous record of 164,858 set last year. All-sources handle for the 13 Derby Day races totaled a record $187.0 million, up 13% from last year’s $165.2 million, and 7% above the previous record of $175.1 million set in 2006.

“Handle on just the Kentucky Derby race was $133.1 million, up 19% from last year’s $112 million and 12% higher than the previous record of $118.4 million set in 2006.

“While still preliminary and subject to change, Oaks and Derby Week EBITDA will be approximately $4.5 to $5.5 million higher than in 2011, and will be a new record.

“Finally, on behalf of our investors, our Board of Directors and our management team, I want to thank our fans, our sponsors, our partners at NBC Sports and, most of all, the horsemen and our over 11,000 full and part-time employees who put on this spectacular event.”

A conference call regarding this news release is scheduled for Tuesday, May 8, 2012, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (877) 372-0878 and entering the pass code 75239964 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. The online replay will be available at approximately noon EDT and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

ABOUT CHURCHILL DOWNS INCORPORATED

Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; and a casino resort in Greenville, Miss. CDI also owns the country's premier account-wagering company, TwinSpires.com, and other advance-deposit wagering providers; the totalizator company, United Tote;

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Churchill Downs Incorporated Reports 2012 First-Quarter Results

May 7, 2012

Bluff Media, an Atlanta-based multimedia poker content, brand and publishing company; and a collection of racing-related telecommunications and data companies. Information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the inability of our Online Business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

You should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for further information, including Part I – Item 1A, "Risk Factors" for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate, as modified by Part II – Item 1A, “Risk Factors” of this Quarterly Report on

Form 10-Q.

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Churchill Downs Incorporated Reports 2012 First-Quarter Results

May 7, 2012

CHURCHILL DOWNS INCORPORATED

CONSOLIDATED STATEMENTS OF NET EARNINGS (LOSS)
AND COMPREHENSIVE EARNINGS

For the three months ended March 31, 2012, and 2011

(unaudited)

(in thousands, except per common share data)

	Three Months Ended
	March 31,
	2012	2011	% Change
Net revenues
Racing	$30,182	$31,628	(5)
Gaming	59,336	59,087	—
Online	44,035	36,803	20
Other	4,643	4,036	15

	138,196	131,554	5
Operating expenses
Racing	42,988	45,585	(6)
Gaming	40,940	41,402	(1)
Online	30,151	26,365	14
Other	5,709	5,051	13
Selling, general and administrative expenses	16,199	16,004	1
Insurance recoveries, net of losses	(1,511)	—	NM

Operating income (loss)	3,720	(2,853)	F

Other income (expense):
Interest income	18	68	(74)
Interest expense	(1,223)	(2,460)	(50)
Equity in loss of unconsolidated investments	(220)	(416)	(47)
Miscellaneous, net	33	457	(93)

	(1,392)	(2,351)	(41)

Earnings (loss) from continuing operations before
(provision) benefit for income taxes	2,328	(5,204)	F
Income tax (provision) benefit	(974)	2,018	U

Earnings (loss) from continuing operations	1,354	(3,186)	F
Discontinued operations, net of income taxes:
(Loss) earnings from operations	(1)	1	U

Net earnings (loss) and comprehensive earnings	$1,353	$(3,185)	F

Net earnings (loss) per common share data:
Basic	$0.08	$(0.19)	F
Diluted	$0.08	$(0.19)	F

Weighted average shares outstanding:
Basic	16,903	16,358
Diluted	17,433	16,358

NM: Not meaningful	U: >100% unfavorable	F: >100% favorable

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Churchill Downs Incorporated Reports 2012 First-Quarter Results

May 7, 2012

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31, 2012, and 2011

(unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2012	2011	% Change
Net revenues from external customers:
Churchill Downs	$2,550	$2,322	10
Arlington Park	9,417	9,348	1
Calder	1,868	2,668	(30)
Fair Grounds	16,347	17,290	(5)

Total Racing Operations	30,182	31,628	(5)
Calder Casino	21,879	20,612	6
Fair Ground Slots	12,031	12,171	(1)
VSI	9,563	9,427	1
Harlow’s Casino	15,863	16,877	(6)

Total Gaming	59,336	59,087	—
Online Business	44,035	36,803	20
Other Investments	4,502	3,965	14
Corporate	141	71	99

Net revenues from external customers	$138,196	$131,554	5

Intercompany net revenues:
Churchill Downs	$186	$148	26
Arlington Park	556	533	4
Calder	10	61	(84)
Fair Grounds	747	778	(4)

Total Racing Operations	1,499	1,520	(1)
Online Business	206	196	5
Other Investments	750	599	25
Eliminations	(2,455)	(2,315)	(6)

Intercompany net revenues	$—	$—	—

Reconciliation of Segment EBITDA to net earnings (loss):
Racing Operations	$(11,539)	$(12,638)	9
Gaming	20,389	17,533	16
Online Business	10,421	7,545	38
Other Investments	(330)	(92)	U
Corporate	(1,601)	(1,174)	(36)

Total EBITDA	17,340	11,174	55
Depreciation and amortization	(13,807)	(13,986)	(1)
Interest income (expense), net	(1,205)	(2,392)	(50)
Income tax (provision) benefit	(974)	2,018	U

Earnings (loss) from continuing operations	1,354	(3,186)	F
Discontinued operations, net of income taxes	(1)	1	U

Net earnings (loss)	$1,353	$(3,185)	F

NM: Not meaningful                                              U: >100% unfavorable                                              F: >100% favorable

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Churchill Downs Incorporated Reports 2012 First-Quarter Results

May 7, 2012

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31, 2012 and 2011

(unaudited)

(in thousands)

	Three Months Ended March 31,		Change
	2012	2011	$	%
Management fee (expense) income:
Racing Operations	$(1,406)	$(1,462)	$(56)	-4%
Gaming	(2,633)	(2,607)	26	1%
Online Business	(1,963)	(1,632)	331	20%
Other Investments	(227)	(201)	26	13%
Corporate	6,229	5,902	(327)	6%

Total management fees	$—	$—	$—	—

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Churchill Downs Incorporated Reports 2012 First-Quarter Results

May 7, 2012

CHURCHILL DOWNS INCORPORATED

CONDENSED, CONSOLIDATED STATEMENT OF CASH FLOWS

for the three months ended March 31, 2012, and 2011

(unaudited)

(in thousands)

	2012	2011
Cash flows from operating activities:
Net earnings (loss)	$1,353	$(3,185)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	13,807	13,986
Asset impairment loss	1,369	60
Gain on asset disposition	(21)	—
Equity in losses of unconsolidated investments	220	416
Unrealized gain on derivative instruments	—	(204)
Share-based compensation	1,924	1,531
Other	228	271
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisition:
Restricted cash	4,327	6,547
Accounts receivable	7,160	10,451
Other current assets	(7,280)	(5,129)
Accounts payable	(2,399)	(2,349)
Purses payable	209	(3,189)
Accrued expenses	(5,462)	(2,774)
Deferred revenue	38,782	37,774
Income taxes receivable and payable	110	5,163
Other assets and liabilities	782	1,106

Net cash provided by operating activities	55,109	60,475

Cash flows from investing activities:
Additions to property and equipment	(9,120)	(5,517)
Acquisition of business, net of cash	(6,630)	—
Investment in joint venture	(4,275)	—
Purchases of minority investments	(1,482)	—
Assumption of note receivable	(1,100)	—
Proceeds on sale of property and equipment	65	46
Proceeds from insurance recoveries	1,369	—
Change in deposit wagering asset	(1,675)	388

Net cash used in investing activities	(22,848)	(5,083)

Cash flows from financing activities:
Borrowings on bank line of credit	79,135	72,436
Repayments on bank line of credit	(98,936)	(114,683)
Change in book overdraft	(3,241)	(4,064)
Payment of dividends	(10,110)	(8,165)
Repurchase of common stock	(268)	(151)
Common stock issued	391	—
Windfall tax benefit from share-based compensation	443	—
Change in deposit wagering liability	1,882	(318)

Net cash used in financing activities	(30,704)	(54,945)

Net increase in cash and cash equivalents	1,557	447
Cash and cash equivalents, beginning of period	27,325	26,901

Cash and cash equivalents, end of period	$28,882	$27,348

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Churchill Downs Incorporated Reports 2012 First-Quarter Results

May 7, 2012

CHURCHILL DOWNS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$28,882	$27,325
Restricted cash	41,907	44,559
Accounts receivable, net	24,118	49,773
Deferred income taxes	8,018	8,727
Income taxes receivable	3,569	3,679
Other current assets	17,551	10,399

Total current assets	124,045	144,462
Property and equipment, net	475,480	477,356
Goodwill	216,883	213,712
Other intangible assets, net	106,811	103,827
Other assets	13,969	8,665

Total assets	$937,188	$948,022

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,422	$56,514
Bank overdraft	2,232	5,473
Purses payable	20,275	20,066
Accrued expenses	39,649	47,816
Dividends payable	—	10,110
Deferred revenue	56,035	33,472

Total current liabilities	171,613	173,451
Long-term debt	107,761	127,563
Other liabilities	30,621	29,542
Deferred revenue	18,860	17,884
Deferred income taxes	15,552	15,552

Total liabilities	344,407	363,992

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,347 shares issued at March 31, 2012 and 17,178 shares issued at December 31, 2011	267,597	260,199
Retained earnings	325,184	323,831

Total shareholders’ equity	592,781	584,030

Total liabilities and shareholders' equity	$937,188	$948,022

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